UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2013

HOOKER FURNITURE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard,
Martinsville, Virginia	24112	(276) 632-0459
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Hooker Furniture Corporation (the “Company”) held on June 4, 2013, shareholders voted on the matters described below:

1.	The Company’s shareholders elected each of the following seven directors to serve a one-year term on the Company’s Board of Directors by the following vote:

	Votes	Votes	Broker
Director	For	Withheld	Non-votes
Paul B. Toms, Jr.	8,493,291	251,165	1,071,327
W. Christopher Beeler, Jr.	8,510,781	233,675	1,071,327
John L. Gregory, III	8,507,097	237,359	1,071,327
E. Larry Ryder	8,470,141	274,315	1,071,327
Mark F. Schreiber	8,541,527	202,929	1,071,327
David G. Sweet	8,543,149	201,307	1,071,327
Henry G. Williamson, Jr.	8,539,597	204,859	1,071,327

2.	The Company’s shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2014 by the following vote:

For	Against	Abstain	Broker Non-votes
9,630,705	145,598	39,479	-

3.
The Company’s shareholders approved, on an advisory basis, the executive compensation program for its named executive officers as disclosed in the Company’s Proxy Statement for the Annual Meeting. The proposal was approved by the following vote:

For	Against	Abstain	Broker Non-votes
8,600,455	126,172	17,829	1,071,327

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:         /s/ Paul A. Huckfeldt
Paul A. Huckfeldt
Vice-President – Finance and Accounting
Chief Financial Officer

Date: June 5, 2013